UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2014

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement
Effective November 25, 2014, Cocrystal Pharma, Inc., a Delaware corporation (“Cocrystal”), Cocrystal Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Cocrystal (the “Company”), Cocrystal Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Cocrystal Merger Sub”), RFS Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “RFS Merger Sub”) and RFS Pharma, LLC, a Georgia limited liability company (“RFS Pharma”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, the Company issued 100% of the outstanding capital stock of the Company to Cocrystal’s stockholders in exchange for 100% of the outstanding capital stock of Cocrystal. Cocrystal Merger Sub then merged with and into Cocrystal, with Cocrystal continuing as the surviving corporation and a wholly owned subsidiary of the Company, and the outstanding common stock, Series B Convertible Preferred Stock (the “Series B”), options and warrants of Cocrystal were converted into an identical number of each security of the Company. In addition, pursuant to the Merger Agreement, the Company created a series of preferred stock called the Series A Convertible Preferred Stock (the “Series A”) and issued all shares of Series A to RFS Merger Sub, as discussed below. RFS Merger Sub then merged with and into RFS Pharma, with RFS Pharma continuing as the surviving corporation and a wholly owned subsidiary of the Company. The foregoing transactions are collectively referred to as the “Merger.”

As a result of the Merger, the Company succeeded Cocrystal as the publicly-traded company and reporting entity with the Securities and Exchange Commission (the “SEC”). Subsequent to the Merger, as discussed in Item 5.03 below, Cocrystal changed its name to Cocrystal Merger Sub, Inc. and the Company changed its name to Cocrystal Pharma, Inc.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Series A Preferred Stock
In connection with the Merger, the Company issued to RFS Pharma’s members 1,000,000 shares of Series A.  The Series A shares automatically convert into shares of the Company’s common stock at an initial rate of 340.760802 shares for each share of Series A outstanding at such time that the Company has taken action to obtain sufficient authorized capital (the “Capital Increase”) to convert all outstanding shares of Series A and all outstanding shares of the Company’s Series B Convertible Preferred Stock (the “Series B”). If the Company has not effected the Capital Increase by July 1, 2015, the amount of common stock into which the Series A is convertible (the “Conversion Amount”) will increase by 3% of the initial rate, and will continue to increase by an additional 1% of the rate in effect as of the July 1, 2015 adjustment on the first day of each subsequent month until the Company effects the Capital Increase.

The Series A shares are entitled to vote on all matters submitted to stockholders of the Company and vote on an as-converted basis.  Beginning on November 25, 2015, the Series A can be redeemed for a cash payment (the “Conversion Price”) equal to (i) the Conversion Amount in effect at the time of such calculation, multiplied by (ii) the volume-weighted average trading price of the Company’s common stock over the 30 days preceding the Merger. In the event of the Company’s dissolution, change of control or similar event, holders of the Series A shares are entitled to a liquidation preference equal to the Conversion Price. Beginning July 1, 2015, if the Series A remains outstanding, shares of Series A will begin to accrue dividends at the rate of 12% per year of the Conversion Price, subject to monthly adjustment for increases in the Conversion Amount.

The foregoing description of the Series A is a summary only and is qualified in its entirety by the full text of the Series A Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference.

Stockholder Rights Agreement
Pursuant to the Merger Agreement, the Company, Cocrystal, RFS Pharma, and certain of their respective security holders entered a Stockholder Rights Agreement under which the security holders agreed to abide by certain transfer restrictions with respect to their shares of the Company capital stock, to elect certain designees of Cocrystal and RFS Pharma to the Company Board of Directors, and to certain rights and obligations in the event of a subsequent financing by the Company. The security holders also agreed to vote in favor of corporate action to effect the Capital Increase described above. In addition, the Company and the security holders agreed that the Company will not take action to amend its Certificate of Incorporation or Bylaws or take any corporate action adversely affecting holders of the Series A or Series B without the approval of the holders of a majority of the Series A or Series B shares, as applicable. The foregoing description of the Stockholder Rights Agreement is a summary only and is qualified in its entirety by the full text of the form of Stockholder Rights Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.

Equity Incentive Plan
In connection with the Merger, the Company assumed from Cocrystal the Cocrystal Discovery, Inc. 2007 Equity Incentive Plan (the “Plan”) and all of the outstanding equity awards outstanding under the Plan.  In addition, the Company assumed certain outstanding options to purchase RFS Pharma securities, and such options were converted into the right to purchase a total of 16,542,538 shares of the Company’s common stock. As a result of the foregoing, a total of 19,600,102 options are presently outstanding. The RFS Pharma options assumed in connection with the Merger were granted between January 2008 and July 2013, expire 10 years from the date of original grant, have vesting terms ranging from three to five years from the date of original grant, and have exercise prices of between $.05 and approximately $.15 per share of the Company’s common stock. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

The disclosure included under Item 1.01 above is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities

The disclosure included under Item 1.01 above is incorporated by reference herein.  The Series A shares and options issued to former RFS Pharma option holders have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Changes to the Board of Directors
In connection with the Merger, the Company appointed Dr. David S. Block, Dr. Phillip Frost, Dr. Jane Hsiao, Mr. Jeffrey Meckler, Mr. Steven Rubin, Dr. Raymond Schinazi, and Dr. Gary Wilcox to its Board of Directors.  Drs. Schinazi and Wilcox serve as Co-Chairmen of the Company. Dr. Schinazi also serves on the Company’s Compensation Committee. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 28, 2014, Dr. Roger Kornberg and Dr. Sam Lee, directors of Cocrystal, resigned effective November 22, 2014.  Following the Merger, the Company Board of Directors is set at seven directors.  Drs. Frost, Hsiao and Wilcox and Mr. Rubin previously served as directors of Cocrystal.

David S. Block
Dr. Block, 55, has served since 2007 as President and Chief Executive Officer of Gliknik Inc., a biopharmaceutical company which he founded to create new therapies for people living with cancer and immune disorders. From 1990 through its successful sale in 2002, Dr. Block held a number of commercial positions at DuPont Merck and DuPont Pharmaceuticals, ultimately as EVP of International Operations. He was subsequently COO of Celera Genomics and CEO of venture-funded Ruxton Pharmaceuticals prior to founding Gliknik. Dr. Block has been an active HIV physician at Johns Hopkins since 1992.

Jeffrey Meckler
Mr. Meckler, 48, is the Managing Director of The Andra Group, a life sciences consulting firm, a position he has held since 2009.  Since 2012, he has served on the Board of Directors for QLT, Inc., an ultra-orphan ophthalmic biotechnology company and since 2014, he has also served on the Board of Directors of Retrophin, Inc., also an orphan biopharmaceutical company focused on the treatment of catastrophic diseases. Previously, from 2011 to 2012, Mr. Meckler acted as a Director and Interim CEO of Cypress Bioscience Inc. after its acquisition by Royalty Pharma. He also served as a Director of ClearFarma USA from 2010 to 2012, Kyalin Bioscience from 2011 to 2012 and Alveolus Inc. from 2007 to 2009. From 1990 to 2007, Mr. Meckler held a series of positions at Pfizer Inc. in Manufacturing Systems, Market Research, Business Development, Strategic Planning and Corporate Finance.

Raymond F. Schinazi
Dr. Schinazi, 64, is the Founder and Director of RFS Pharma, LLC, a position he has held since 2004.  He has been at Emory University since 1978 and currently serves as the Frances Winship Walters Professor of Pediatrics and Director of the Laboratory of Biochemical Pharmacology at Emory University. Since 1983, he has been affiliated with the Atlanta Department of Veterans Affairs and currently serves as Senior Research Career Scientist. He is also the Director of the Scientific Working Group on Viral Eradication for the NIH-sponsored Emory University Center for AIDS Research (CFAR). In addition, Dr. Schinazi currently serves as a Governing Trustee for the Foundation for AIDS Research (amfAR) and serves as a non-executive Director of Gliknik Inc. and also reViral Ltd.

Cocrystal Directors
Prior to the merger, Dr. Frost, Dr. Hsiao, Mr. Rubin and Dr. Wilcox served as directors of Cocrystal. For additional information regarding Drs. Frost, Hsiao, and Wilcox and Mr. Rubin, please see Cocrystal’s Form 10-K, as amended, for the year ended December 31, 2013, filed with the SEC April 4, 2014 (the “Form 10-K”).

Executive Officers
Additionally, the following individuals were appointed as executive officers of the Company:

Sam Lee                                 President
Gerald McGuire                    Chief Financial Officer and Treasurer
Gary Wilcox                          Chief Executive Officer and Secretary

Dr. Lee, Dr. Wilcox and Mr. McGuire hold the same executive officer positions in the Company that they held in Cocrystal. For additional information regarding Drs. Lee and Wilcox and Mr. McGuire, please see the Form 10-K.

In addition, as disclosed in Item 1.01 above, on November 22, 2014, the Company assumed the Cocrystal Discovery, Inc. 2007 Equity Incentive Plan and on November 25, 2014, in connection with the Merger, issued options under the Plan to former RFS Pharma option holders to purchase 16,542,358 shares of the Company’s common stock.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Company Charter Amendment
As disclosed in Item 1.01, above, on November 25, 2014, the Company filed a Certificate of Designation designating the Series A Convertible Preferred Stock. In addition, the Company filed an amendment to its Certificate of Incorporation (i) to change its name to Cocrystal Pharma, Inc., (ii) list the names of the persons serving on the Company’s Board of Directors as of the effective time of the Merger, and (iii) make certain amendments to the terms designating the Company’s Series B Convertible Preferred Stock. The Certificate of Amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Cocrystal Charter Amendment and Bylaws
As disclosed in Item 1.01, above, on November 25, 2014, Cocrystal filed an amendment to its Certificate of Incorporation to change its name to Cocrystal Merger Sub, Inc. The Certificate of Amendment to Cocrystal’s Certificate of Incorporation is attached hereto as Exhibit 3.5 and is incorporated herein by reference. In addition, effective November 25, 2014, Cocrystal adopted the Amended and Restated Bylaws attached as Exhibit 3.6 hereto, which are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Financial statements required by this Item 9.01 will be filed by amendment not later than 71 calendar days after the required filing date of this report on Form 8-K.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 25, 2014
2.2	Certificate of Merger of Cocrystal Merger Sub, Inc. with and into Cocrystal Pharma, Inc. filed with the Delaware Secretary of State November 25, 2014
2.3	Certificate of Merger of RFS Merger Sub, LLC with and into RFS Pharma, LLC filed with the Delaware Secretary of State November 25, 2014
2.4	Articles of Merger of RFS Merger Sub, LLC with and into RFS Pharma, LLC filed with the Georgia Secretary of State November 25, 2014
3.1	Certificate of Designation for the Series A Convertible Preferred Stock, filed with the Delaware Secretary of State November 25, 2014
3.2	Certificate of Incorporation of Cocrystal Holdings, Inc.
3.3	Amendment to Certificate of Incorporation of Cocrystal Holdings, Inc.
3.4	Bylaws of Cocrystal Holdings, Inc.
3.5	Amendment to Certificate of Incorporation of Cocrystal Pharma, Inc.
3.6	Amended and Restated Bylaws of Cocrystal Pharma, Inc.
4.1	Form of Stockholders Rights Agreement, dated as of November 25, 2014
10.1	Cocrystal Discovery, Inc. 2007 Equity Incentive Plan (1)

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(1)	Incorporated by reference from the reporting person’s Form S-8 filed with the SEC on January 2, 2014. Represents management contract or compensatory plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cocrystal Pharma, Inc.

Date: December 1, 2014	By: /s/Gary Wilcox Name: Gary Wilcox Title: Chief Executive Officer